UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2020
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Agreement.

On February 27, 2020, Novan, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to the offering, issuance and sale of 18,333,334 shares of common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) and accompanying common warrants to purchase up to an aggregate of 18,333,334 shares of common stock. The combined price to the public in this offering for each share of common stock and accompanying common warrant is $0.30, and the combined price to the public in this offering for each pre-funded warrant and accompanying common warrant is $0.2999. Each pre-funded warrant has an exercise price of $0.0001 per share. The pre-funded warrants are exercisable immediately upon issuance until all of the pre-funded warrants are exercised in full. Each common warrant will be immediately exercisable and will have an exercise price of $0.30 per share and will expire five years from the date of issuance. This offering also relates to the shares of common stock issuable upon exercise of the common warrants, pre-funded warrants and underwriter warrants (described below) sold in this offering (collectively, the “warrants”). The warrants are subject to certain limitations on beneficial ownership. The shares of common stock of the Company are listed on the Nasdaq Global Market. There is no established public trading market for the warrants and the Company does not expect a market to develop. The offering closed on March 3, 2020.

The Company also granted the Underwriter a 30-day option to purchase up to 2,750,000 additional shares of common stock and/or common warrants to purchase up to an aggregate of 2,750,000 shares of common stock, which the Underwriter partially exercised on March 2, 2020 to purchase 1,498,602 shares of common stock and common warrants to purchase 2,750,000 shares of common stock.

The net proceeds to the Company from the offering are approximately $5.1 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, and excluding any proceeds the Company may receive upon exercise of the warrants.

The Company has agreed to issue to the Underwriter (or its designees) warrants to purchase an aggregate of up to 594,958 shares (subject to adjustment for any further exercise of the Underwriter’s option to purchase additional shares of common stock), representing 3.0% of the aggregate number of shares sold and shares underlying the pre-funded warrants sold in this offering. The underwriter warrants have substantially the same terms as the terms of the common warrants, except that the exercise price per share is $0.375, which is equal to 125% of the public offering price per share for the shares of common stock and accompanying common warrants sold in this offering, and a term of five years from the date of issuance.

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s common stock. If, at any time warrants are outstanding, any fundamental transaction occurs, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of its assets, the successor entity must assume the obligations to the warrant holders. Additionally, in the event of a fundamental transaction, each holder of common warrants will have the right to require the Company, or its successor, to repurchase such warrants for an amount of cash equal to the Black Scholes value of the remaining unexercised portion of such warrants.
The offering of the securities described above is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-220761) filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2017, and declared effective on October 10, 2017. The Company has filed a final prospectus supplement, dated as of February 27, 2020, relating to the issuance and sale of the shares of common stock, the warrants and the shares of common stock issuable upon exercise of the warrants with the SEC.

H.C. Wainwright & Co. acted as sole book-running manager for the offering. The underwriting discounts and commissions were 7.0% of the gross proceeds of the offering, or $0.0210 per share of common stock, or pre-funded warrant, and accompanying common warrant. The Company has also agreed to pay H.C. Wainwright & Co. an expense allowance consisting of (a) a management fee equal to 1.0% of the gross proceeds raised in the offering, (b) $50,000 for non-accountable expenses, (c) up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses and (d) $12,900 clearing fees.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Subject to certain exceptions, the Company and its executive officers and directors, have agreed not to sell or transfer any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock, for 60 days after February 27, 2020 without first obtaining the written consent of the Underwriter.

Copies of the form of Underwriting Agreement, form of common warrant, form of pre-funded warrant and form of underwriter warrant are filed as Exhibits 1.1., 4.1, 4.2 and 4.3, respectively. The foregoing descriptions of the terms of the Underwriting Agreement, the form of common warrant, the form of pre-funded warrant and the form of underwriter warrant are qualified in their entirety by reference to such exhibits. A copy of the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. relating to the legality of the issuance and sale of the shares of common stock, the warrants and the shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 27, 2020, by and between the Company and H.C. Wainwright & Co., LLC.
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Underwriter Warrant
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: March 3, 2020	By:	/s/ John M. Gay
John M. Gay
Vice President, Finance